Exhibit 99

FOR RELEASE 3:00 P.M. CENTRAL
THURSDAY, APRIL 24, 2008
Contact: John K. Bakewell
(901) 867-4527

Wright Medical Group, Inc. Reports Results for First Quarter Ended March 31, 2008
Company Exceeds Communicated Sales & Earnings Guidance
Strong Sales Growth and Operating Leverage Combine for 43% Increase
in Adjusted Operating Income
ARLINGTON, TN – April 24, 2008 – Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its first quarter ended March 31, 2008.
Net sales totaled $115.9 million during the first quarter ended March 31, 2008, representing a 23% increase over net sales of $94.3 million during the first quarter of 2007, exceeding its previously communicated outlook range of $106 million to $109 million. Net sales during the first quarter reached a record level for any quarter in the Company’s history. Excluding the impact of foreign currency, net sales increased 19% during the first quarter.
Net income for the first quarter of 2008 increased 27% to $4.1 million from $3.2 million in the year-ago period, while first quarter diluted earnings per share increased 22% to $0.11 in 2008 from $0.09 per diluted share in 2007. Net income for the first quarter of 2008 included the after-tax effects of approximately $3.6 million of non-cash stock-based compensation expense, $1.8 million of restructuring charges related to the closure of the Company’s Toulon, France operations, $1.7 million of expenses related to the Department of Justice inquiry, and $73,000 of inventory step-up amortization. Net income for the first quarter of 2007 included the after-tax effect of approximately $4.7 million of non-cash stock-based compensation expense.
Excluding those items previously mentioned, first quarter net income, as adjusted, increased 34% to $8.9 million in 2008 from $6.7 million in 2007, while diluted earnings per share, as adjusted, increased 21% to $0.23 for the first quarter of 2008 from $0.19 per diluted share for the first quarter of 2007. A reconciliation of GAAP to “as adjusted” results is included in the attached financial tables.
Gary D. Henley, President and Chief Executive Officer commented, “We are very pleased with our first quarter results, which exceeded the upper end of our outlook ranges for both sales and adjusted earnings per share. This quarter’s sales results, which reflect our ninth consecutive quarter of global sales growth acceleration, were driven by the outstanding sales performances of both our domestic business, which grew by 20% this quarter, and our international business, which grew by 27%. During the quarter, our focused foot-and-ankle extremities initiatives continued to produce excellent results, while our large-joint reconstructive business posted solid domestic and world-wide growth rates of 9% and 17%, respectively.”
Mr. Henley continued, “Our strong as-reported and constant currency sales performance and operating leverage this quarter resulted in adjusted operating income growth of 43% and adjusted earnings per share growth that exceeded our expectations. We are particularly pleased by the strength of our first quarter operating margin improvement totaling 170 basis points, as adjusted, which has provided an excellent start to a year in which we anticipate continued operating margin expansion and bottom line growth.”

(Page 2 of 8)
Sales Review
Globally, the Company experienced growth across all of its major product lines during the first quarter of 2008. Specifically, global net sales of the Company’s extremity, knee, hip, and biologics product lines increased by 57%, 18%, 16% and 14%, respectively, during the first quarter of 2008 when compared to the first quarter of 2007.
Domestic sales totaled $67.2 million during the first quarter of 2008, representing an increase of 20% compared to prior year. First quarter domestic sales of the Company’s extremity, biologics, knee, and hip product lines reflected growth of 55%, 17%, 15% and 4%, respectively.
International sales, as reported, were $48.6 million for the first quarter of 2008, representing an increase of 27% compared to prior year. The Company’s international sales results included a favorable foreign currency impact totaling approximately $4.1 million during the first quarter of 2008. Excluding the impact of foreign currency, international sales increased by 17% during the first quarter of 2008.
Outlook
The Company’s earnings targets, as communicated in the guidance ranges stated below for the full year and the second quarter of 2008 exclude the effect of possible future acquisitions, other material future business developments, and the impact of recording non-cash stock-based compensation and restructuring charges and costs associated with the Company’s ongoing Department of Justice inquiry.
The Company has upwardly revised its sales target for the full year 2008 to a range of $455 million to $465 million compared to its previously-communicated guidance range of $430 million to $440 million. This new sales target represents annualized growth between approximately 18% and 20%, reflecting the Company’s first quarter over-performance, an improved outlook for anticipated foreign currency exchange rates and incremental revenue associated with our recent INBONE acquisition. The Company is also revising its previously-communicated as-adjusted earnings per share outlook to a target range for the full year of $0.87 to $0.91 per diluted share, down from $0.90 to $0.96 per share. This revised earnings per share outlook reflects a reduction in anticipated non-operating interest income due to recent short-term investment rate declines, as well as the previously-announced one-year dilutive effect of the INBONE acquisition offset by the Company’s above-guidance performance in the first quarter. The Company’s outlook for a strong operating performance during 2008 remains unchanged, with expectations continuing for full-year adjusted operating income growth in a range of 30 to 40%.
The Company’s anticipated targets for the second quarter of 2008 for net sales are in the range of $113.5 million to $115.5 million, representing sales growth objectives between approximately 16% and 18% for the quarter, with as-adjusted earnings per share results ranging from $0.17 to $0.18 per diluted share. Second quarter adjusted earnings per diluted share expectations reflect dilution from the previously-announced INBONE acquisition, reduced non-operating interest income levels as described above and an increased effective income tax rate that will apply until the U.S. research and development tax credit is reinstated.
As noted above, the Company’s financial targets exclude the impact of non-cash stock-based compensation charges as well as the impact of restructuring charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, many of which not being within the Company’s control, the Company currently estimates that the after-tax impact of those expenses will range from $0.27 to $0.30 per diluted share for the full year 2008 and $0.07 to $0.08 per diluted share for the second quarter of 2008. With regard to restructuring charges, the Company continues to estimate that the total pre-tax charges related to the closing of the Toulon facilities to be in the range of approximately $23 million to $25 million, the majority of which were incurred in 2007.
The Company’s anticipated targets for net sales, adjusted earnings per share, and stock-based compensation charges and restructuring charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

(Page 3 of 8)

Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 866-578-5784(domestic) or 617-213-8056 (international). The participant passcode for the call is 63110082. To access a simultaneous webcast of the conference call via the internet, go to the “Corporate – Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 6:00 p.m. (Central Time) today and continuing until 6:00 p.m. (Central Time) on May 1, 2008. To hear this replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 18614554. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate – Investor Information – Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate – Investor Information – Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, and effective tax rate, as adjusted. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, costs related to the DOJ inquiry, restructuring charges and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe-Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company’s filings with the Securities and Exchange Commission (including the Company’s annual report on Form 10-K for the year ended December 31, 2007, under the heading, “Risk Factors” and its quarterly reports), which could cause the Company’s actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any

(Page 4 of 8)

forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.
Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

(Page 5 of 8)

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Net sales	$115,865	$94,287
Cost of sales	32,438	26,965

Gross profit	83,427	67,322

Operating expenses:
Selling, general and administrative	66,589	53,926
Research and development	7,999	8,102
Amortization of intangible assets	1,041	855
Restructuring charges	1,815	—

Total operating expenses	77,444	62,883
Operating income	5,983	4,439
Interest income, net	(363)	(604)
Other (income) expense, net	(1,026)	4

Income before income taxes	7,372	5,039

Provision for income taxes	3,314	1,850

Net income	$4,058	$3,189

Net income per share, basic	$0.11	$0.09

Net income per share, diluted	$0.11	$0.09

Weighted-average number of common shares outstanding, basic	36,605	35,279

Weighted-average number of common shares outstanding, diluted	37,214	35,953

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended
	March 31,	March 31,	%
	2008	2007	change
Geographic
Domestic	$67,218	$56,096	19.8%
International	48,647	38,191	27.4%

Total net sales	$115,865	$94,287	22.9%

Product Line
Hip products	$39,900	$34,406	16.0%
Knee products	30,176	25,532	18.2%
Biologics products	20,678	18,222	13.5%
Extremity products	20,461	13,002	57.4%
Other	4,650	3,125	48.8%

Total net sales	$115,865	$94,287	22.9%

(Page 6 of 8)

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended
	March 31, 2008
	International	Total
	Net Sales	Net Sales
Net sales, as reported	$48,647	$115,865
Currency impact as compared to prior period	(4,078)	(4,078)

Net sales, excluding the impact of foreign currency	$44,569	$111,787

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data—unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Operating Income
Operating income, as reported	$5,983	$4,439

Reconciling items impacting Gross Profit:
Inventory step-up amortization	73	—
Non-cash, stock-based compensation	344	491

Total	417	491

Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	2,971	2,960
Department of Justice inquiry	1,724	—

Total	4,695	2,960

Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	249	1,281

Other Reconciling Items:
Restructuring charges	1,815	—

Operating income, as adjusted	$13,159	$9,171

Operating income, as adjusted, as a percentage of net sales	11.4%	9.7%

(Page 7 of 8)

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Net Income
Net income, as reported	$4,058	$3,189
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	3,564	4,732
Restructuring charges	1,815	—
Inventory step-up amortization	73	—
Department of Justice inquiry	1,724	—

Total	7,176	4,732

Tax effect of reconciling items:
Non-cash, stock-based compensation	(917)	(1,266)
Restructuring charges	(663)	—
Inventory step-up amortization	(29)	—
Department of Justice inquiry	(679)	—

Total	(2,288)	(1,266)

Net Income, as adjusted	$8,946	$6,655

	Three Months Ended		Three Months Ended
	March 31, 2008		March 31, 2007
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$4,058	$8,946	$3,189	$6,655
Interest expense on convertible notes	N/A	937	N/A	N/A

Diluted net income	$4,058	$9,883	$3,189	$6,655

Basic shares	36,605	36,605	35,279	35,279
Dilutive effect of stock options and restricted shares	609	609	674	674
Dilutive effect of convertible notes	N/A	6,126	N/A	N/A

Diluted shares	37,214	43,340	35,953	35,953

Net income per share, diluted	$0.11	$0.23	$0.09	$0.19

	Three Months Ended
	March 31,	March 31,
	2008	2007
Net Income per Diluted Share
Net income, as reported, per diluted share	$0.11	$0.09
Interest expense on convertible notes	0.02	N/A
Dilutive effect of convertible notes	(0.01)	N/A
Non-cash, stock-based compensation	0.06	0.10
Restructuring charges	0.03	—
Inventory step-up amortization	0.00	—
Department of Justice inquiry	0.02	—

Net income, as adjusted, per diluted share	$0.23	$0.19

(Page 8 of 8)

Wright Medical Group, Inc.
Reconciliation of Effective Tax Rate, As Reported, to Effective Tax Rate, As Adjusted
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Effective tax rate, as reported	45.0%	36.7%
Non-cash, stock-based expense	(4.2%)	(4.8%)
Restructuring charges	(1.7%)	—
Department of Justice inquiry	(0.6%)	—

Effective tax rate, as adjusted	38.5%	31.9%

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	March 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$235,151	$229,026
Marketable securities	—	15,535
Accounts receivable, net	98,577	83,801
Inventories	129,305	115,290
Prepaid expenses and other current assets	47,339	45,342
Assets held for sale	2,933	2,207

Total current assets	513,305	491,201

Property, plant and equipment, net	104,497	99,037
Intangible assets, net	39,597	39,420
Other assets	39,990	40,327

Total assets	$697,389	$669,985

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,542	$19,764
Accrued expenses and other current liabilities	62,030	53,069
Current portion of long-term obligations	512	551

Total current liabilities	85,084	73,384

Long-term obligations	200,436	200,455
Other liabilities	7,991	7,365

Total liabilities	293,511	281,204

Stockholders’ equity	403,878	388,781

Total liabilities and stockholders’ equity	$697,389	$669,985